Exhibit 4.3

[FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)  REPRESENTS THAT

(A)(x) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) AND IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(y) IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”)) AND

(B) IF IT IS IN CANADA, SUCH ACQUIRER IS AN ACCREDITED INVESTOR, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND IS A PERMITTED CLIENT AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS AND

(2)  AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS [IN THE CASE OF NOTES INITIALLY ISSUED TO QUALIFIED INSTITUTIONAL BUYERS: THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO THIS NOTE SET FORTH IN RULE 144(D)(1) OF THE U.S. SECURITIES ACT][IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE (AS DEFINED BELOW) HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], EXCEPT IN ACCORDANCE WITH THE U.S. SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B)  PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE U.S. SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS NOTE MUST BE DELIVERED TO THE TRUSTEE (AS DEFINED ON THE REVERSE HEREOF). PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

PRINCIPAL AMOUNT:
$[ ]
NO. [A-] [S-]

CUSIP: [ ]
ISIN: [ ]

THE WALT DISNEY COMPANY

[   ]% NOTES DUE [   ]

The Walt Disney Company (formerly known as TWDC Holdco 613 Corp.), a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [   ] dollars ($[   ]) on [   ] (the “Maturity Date”) and to pay interest thereon from March 20, 2019 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears in equal installments on [   ] and [   ] of each year (each, an “Interest Payment Date”), commencing on [   ], at the rate of [   ]% per annum, until the principal hereof is paid or made available for payment. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the other side of this Note), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding [   ] or [   ] (each, a “Regular Record Date”), as the case may be (whether or not any such Regular Record Date is a Business Day (as defined on the other side of this Note)), next preceding such Interest Payment Date, provided that if the Regular Record Date for the first Interest Payment Date would be a date prior to the Original Issue Date, the Regular Record Date for such first Interest Payment Date will be the day immediately preceding such first Interest Payment Date (whether or not such day is a Business Day). If any Interest Payment Date, any Redemption Date, the Maturity Date or any other date on which a payment on the Notes is due is not a Business Day, the payment due on such Interest Payment Date, Redemption Date, Maturity Date or other date, as applicable, will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity Date or other date, as applicable, and no additional interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Maturity Date or other date, as the case may be, to such next succeeding Business Day. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined on the other side of this Note), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

All payments of principal of, premium (if any), and interest on, the Notes will be payable in the coin or currency of the United States of America.

New York, New York is a Place of Payment for the Notes. The Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment, and Citibank, N.A. (the “Paying Agent”) has been appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, initially designated to be the Corporate Trust Office (as defined on the other side of this Note) of the Paying Agent currently located at 388 Greenwich Street, New York, NY 10013, and solely for the purpose of the transfer, surrender, exchange or presentation of Notes for final payment, located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window – The Walt Disney Company, and at such additional offices or agencies as the Company may designate; provided, however, that at the option of the Company, payments of interest on this Note (other than on the Maturity Date) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of this Note if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date; and provided, further, that if this Note is a global note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on this Note shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Any wire transfer instructions received by a Paying Agent shall remain in effect until revoked by the applicable registered Holder.

Reference is hereby made to the further provisions of this Note set forth on the other side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Date: March 20, 2019
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A., not in its individual capacity but solely in its capacity as Trustee.

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

[   ]% Notes due [   ]

This Note is one of a duly authorized series of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture and designated by the Company as its [   ]% Notes due [   ] (the “Notes”). The Indenture does not limit the aggregate principal amount of the Securities which may be issued thereunder.

The Company issued this Note pursuant to an Indenture, dated as of March 20, 2019 (herein called the “Indenture”), among the Company, TWDC Enterprises 18 Corp., a Delaware Corporation, as guarantor and Citibank, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, each Guarantor, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Notes are in registered form, without coupons, in denominations of $2,000 principal amount and integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

The Company may from time to time, without notice to or the consent of Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes originally issued on the Original Issue Date (except for the date of original issuance, and, if applicable, the date from which interest shall accrue, the first interest payment date, the offering and sale prices thereof and restrictions on transfer). Any such Additional Notes, together with the Notes originally issued on the Original Issue Date, will constitute a single series of Securities under the Indenture and will vote together as a single class on all matters to be voted on by the Holders of the Notes under the Indenture.

The Notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time upon mailed notice to the registered address of the Holder at least 30 days but not more than 60 days prior to the redemption. Except as provided below, the Redemption Price will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such Notes discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus [   ] basis points. Accrued interest will be paid to the date of redemption. All calculations hereunder shall be made by the Company. On and after [   ], the Notes are redeemable at the option of the Company, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of such Notes being redeemed to such date of redemption.

“Treasury Rate” means, with respect to any Redemption Date for the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer (as defined below) as having a maturity comparable to the remaining term of the Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes, assuming the Notes matured on [   ].

“Comparable Treasury Price” means, with respect to any Redemption Date, the Reference Treasury Dealer Quotations (as defined below) for that Redemption Date.

“Reference Treasury Dealer” means [   ] and its successors. If the Reference Treasury Dealer shall cease to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal and interest on the Notes that would be due after the related Redemption Date but for that redemption, assuming the Notes matured on [   ]. If that Redemption Date is not an interest payment date with respect to the Notes, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to such Redemption Date.

On and after any Redemption Date, interest will cease to accrue on this Note or any portion of this Note called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). On or before a Redemption Date, the Company will deposit with the Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of the Depositary, if applicable, or selected by the Trustee by a method the Trustee deems to be fair and appropriate if the Notes are not held through a Depositary with such procedures.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date for the Notes shall be payable to the Holders of such Notes (or one or more Predecessor Securities) of record at the close of business on the relevant Regular Record Dates referred to above, all as provided in the Indenture.

All notices of redemption shall state the principal amount of Notes (including CUSIP/ISIN numbers) to be redeemed, the Redemption Date, the Redemption Price or the method by which the Redemption Price shall be determined, if fewer than all the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of Notes to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Note (or portion thereof) to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date and the place or places where such Notes maturing after the Redemption Date are to be surrendered for payment of the Redemption Price. However, payment of the Redemption Price, together with accrued interest (if any) to but excluding the Redemption Date, for a Note for which a redemption notice has been delivered is conditioned upon delivery of such Note (with, if the Company or the Trustee or any Paying Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee or such Paying Agent, as the case may be, duly executed by, the Holder thereof or his attorney duly authorized in writing) to the office or agency of the Company maintained for that purpose in any Place of Payment for the Notes. Payment of the Redemption Price for a Note (or portion thereof to be redeemed), together with accrued interest to the Redemption Date, will be made on the later of the Redemption Date or promptly following the time of delivery of such Note.

If this Note is to be redeemed in part, this Note must be redeemed in a minimum principal amount of $2,000 or an integral multiple of $1,000 in principal amount in excess thereof; provided that the unredeemed portion of this Note must be an authorized denomination.

In the event of redemption of this Note in part only, this Note must be surrendered at an office or agency maintained by the Company for that purpose and the Company will execute, and the Trustee or an authenticating agent will authenticate and deliver to the Holder of this Note, without service charge and upon cancellation hereof, a new Note or Notes, of any authorized denominations as requested by the Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of this Note so surrendered.

For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of the Notes shall relate, in the case of any Notes redeemed or to be redeemed by the Company only in part, to the portion of the principal amount of such Notes which has been or is to be so redeemed.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared or, in certain cases, automatically may become due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and any Guarantor and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company, any Guarantor and the Trustee with the written consent of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities voting as a single class, or (ii) in case less than all of the several series of Securities are affected by such addition, change, elimination or modification, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series so affected voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, the Securities). The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series to, by written consent, waive compliance by the Company or any Guarantor with any provision of the Indenture (but solely insofar as such provision relates to the Securities of such series) or any provision of the Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Pursuant to the Registration Rights Agreement dated March 20, 2019 (the “Registration Rights Agreement”), among the Company, the Initial Guarantor, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and RBC Capital Markets, LLC, the Company will be obligated to consummate an exchange offer pursuant to which Holders of the Notes shall have the right to exchange the Notes for exchange notes which will be registered under the U.S. Securities Act and have terms identical in all material respects to the Notes, except that the exchange notes will not contain transfer restrictions. Holders of Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article VIII of the Indenture, of the Indenture, shall alter or impair the obligations of the Company or any Guarantor, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at an office or agency of the Company maintained for that purpose in any Place of Payment for the Notes, which shall initially be the Corporate Trust Office of the Paying Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the applicable Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Citibank, N.A., acting through its Corporate Trust Office currently located at 388 Greenwich Street, New York, NY 10013, and solely for the purpose of the transfer, surrender, exchange or presentation of Notes for final payment, located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window – The Walt Disney Company, will initially act as the Company’s Paying Agent and Registrar for the Notes in The City of New York, New York, U.S.A.

No service charge shall be made by the Company, the Trustee or any Registrar for any such registration of transfer or exchange, but the Company may require, subject to certain exceptions specified in the Indenture, payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

THE INDENTURE (INCLUDING THE GUARANTEES) AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, EACH GUARANTOR, THE TRUSTEE, AND EACH HOLDER OF A SECURITY (BY ACCEPTANCE THEREOF) THEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THE INDENTURE (INCLUDING THE GUARANTEES) OR THIS NOTE, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Except as otherwise expressly provided herein, or the context otherwise requires, all undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; references herein to the “principal” or Redemption Price of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; references herein to the “Corporate Trust Office” of any Person in any particular place mean the office of such Person in such place at which at any particular time its corporate trust business in such place shall be principally administered; and the term “Business Day,” as used in this Note, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York, United States of America.

The initial Depositary for the Global Notes shall be The Depository Trust Company. Notes will be issued in fully-registered, certificated form registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to all or a portion of the Notes, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing, all as more fully provided in the Indenture.

The Trustee will provide or otherwise make any notice or communication available to Holders of the Notes electronically or by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery (if next Business Day delivery is available) to each Holder’s address as it appears in the registration books of the applicable Registrar, or, to the extent applicable, transmit such notices in accordance with the applicable procedures of the Depositary.

[signature page follows]

IN WITNESS WHEREOF, The Walt Disney Company has caused this Note to be signed by the signature or facsimile signature of its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, its General Counsel or one of its Deputy General Counsels, Associate General Counsels or Assistant General Counsels, or its Treasurer or any Assistant Treasurer.

THE WALT DISNEY COMPANY

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is [in the case of Notes initially issued to Qualified Institutional Buyers: the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(d)(1) of the U.S. Securities Act][in the case of Regulation S Notes: 40 days after the later of the Original Issue Date of the Notes and the date on which the Notes (or any predecessor of such Notes) were first offered to Persons other than Distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S], the undersigned confirms that such Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or
(2)	☐	pursuant to a registration statement which has become effective under the U.S. Securities Act; or
(3)	☐	to a “qualified institutional buyer” in compliance with Rule 144A; or
(4)	☐	in an “offshore transaction” in compliance with Rule 904 of Regulation S; or
(5)	☐	pursuant to an exemption from registration provided by Rule 144 under the U.S. Securities Act or any other available exemption from the registration requirements of the U.S. Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Company shall be entitled to require, prior to the registration of such transfer of the Notes, such legal opinions, certifications and other evidence as the Company may reasonably require to determine that such proposed transfer is being made in compliance with the U.S. Securities Act and applicable state securities laws.

Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and any Guarantor as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A and, if it is in Canada, is an accredited investor, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and is a permitted client as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Dated:
NOTICE: To be executed by an executive officer

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (x) not a “U.S. person” and (y) outside of the United States within the meaning of Regulation S under the U.S. Securities Act and, if it is in Canada, is an accredited investor, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and is a permitted client as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Dated:
NOTICE: To be executed by an executive officer